                                                                    EXHIBIT 11.1

                                             TEKELEC
                         STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                              (thousands, except per share data)
                   PRIMARY                                   YEAR ENDED DECEMBER 31,

                                                      1996             1995          1994
                                                  ------------    ------------   ------------

Net income (loss) .............................   $     (2,511)   $      6,311   $      4,460
                                                  ============    ============   ============

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period .....................         11,775          10,529          8,684

Weighted average (incremental) common
share equivalent after considering the
effects of options exercised and canceled
during the period and after assumed
repurchase of treasury shares -- treasury
stock method ..................................           --             1,531            866
                                                  ------------    ------------   ------------
                                                        11,775          12,060          9,550
                                                  ============    ============   ============

Earnings (Loss) per share .....................   $      (0.21)   $       0.52   $       0.47
                                                  ============    ============   ============
              FULLY DILUTED                                  YEAR ENDED DECEMBER 31,

                                                       1996           1995           1994
                                                  ------------    ------------   ------------

Net income (loss) .............................   $     (2,511)   $      6,311   $      4,460
                                                  ============    ============   ============

Basis for computation of fully diluted earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period .....................         11,775          10,529          8,684

Weighted average (incremental) common
share equivalent after considering the
effects of options exercised and canceled
during the period and after assumed
repurchase of treasury shares -- treasury
stock method ..................................           --             1,534          1,676
                                                  ------------    ------------   ------------
                                                        11,775          12,063         10,360
                                                  ============    ============   ============

Earnings (Loss) per share .....................   $      (0.21)   $       0.52   $       0.43
                                                  ============    ============   ============
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